UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2018

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2018, Hines Global Income Trust, Inc. (the “Company”) entered into a Fifth Amended and Restated Limited Partnership Agreement of Hines Global REIT II Properties LP (the “Amended Partnership Agreement”), effective as of December 6, 2017, among the Company, as general partner, and Hines Global REIT II Associates Limited Partnership (“Hines Associates”) and Hines Global REIT II Advisors LP (the “Advisor”) as limited partners. The Amended Partnership Agreement amends and restates the terms of the Fourth Amended and Restated Agreement of Limited Partnership of Hines Global REIT II Properties LP (the “Prior Partnership Agreement”), dated as of December 6, 2017, among the Company, as general partner, and Hines Associates as limited partner, to provide that, effective as of the December 6, 2017, the Advisor is the holder of the Special OP Units. Prior to December 6, 2017, Hines Associates was the holder of the Special OP Units. No other terms of the Prior Partnership Agreement were amended by the Amended Partnership Agreement. See the Company’s Current Report on Form 8-K filed on December 12, 2017 with the Securities and Exchange Commission, which is incorporated by reference herein, for a description of the terms of the Prior Partnership Agreement that were not changed in the Amended Partnership Agreement.

The preceding summary of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Fifth Amended and Restated Limited Partnership Agreement of Hines Global REIT II Properties LP, dated March 6, 2018 and effective as of December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

March 12, 2018	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer